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                                                                       EXHIBIT 5



[NAUTA DUTILH LETTERHEAD]


                                                        Rotterdam, June 27, 2000



Ladies and Gentlemen:

         We have acted as counsel for CNH Global N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company"), in connection with the public offering of common shares, par value EURO 0.45 per share, of the Company (the "Common Shares"). We are giving this opinion in connection with the Registration Statement on Form F-3 (Registration No. 333-38778)(the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") to effect registration of the Common Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission promulgated thereunder.

         For the purposes of this opinion, we have examined such documents and other records of the Company, and certificates of public officials and officers of the Company as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us in copies.

         Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been validly issued and, upon compliance with all the requirements set by the shareholders and the board of directors of the Company, will be fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the prospectus contained in the Registration Statement.


                                        Very truly yours,

                                        /s/ Bart Th. Derogee
                                        --------------------
                                        Bart Th. Derogee